EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flotek Industries, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements filed on Form S-8 (Nos. 333-157276, 333-172596, 333-174983, 333-183617, 333-198757, 333-213407, 333-225865, 333-231749, 333-237292 and 333-239244) and on Form S-3 (Nos. 333-161552, 333-166442, 333-166443, 333-173806, 333-174199, 333-189555, 333-212864, 333-219618 and 333-251043) of Flotek Industries, Inc. (the “Company”) of our reports dated March 16, 2021, relating to the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K of Flotek Industries, Inc. and subsidiaries for the year ended December 31, 2020. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.

/s/ BDO USA, LLP

Houston, Texas
March 16, 2021